Exhibit 99.1

LSI INDUSTRIES ACQUIRES EMI INDUSTRIES,

EXPANDING STORE FIXTURES AND FOOD SERVICE EQUIPMENT BUSINESS

LSI Acquires EMI Industries for $50 Million in Accretive, All-Cash Transaction

Transaction Expands Display Solutions Capabilities Within Grocery, Convenience Store & Restaurant Markets

LSI to Host EMI Industries Acquisition Conference Call at 11 a.m. ET on April 19, 2024

CINCINNATI, April 18, 2024 -- LSI Industries Inc. (NASDAQ: LYTS, “LSI” or the “Company”), a leading U.S. based manufacturer of commercial lighting and display solutions, today announced the acquisition of privately held EMI Industries (“EMI”) for an all-cash purchase price of $50 million.

Florida-based EMI is an award-winning metal and millwork manufacturer of standard and customized fixtures, displays, and food equipment for the convenience store, grocery, and restaurant industries. For more than 40 years, EMI has worked closely with customers to develop innovative custom solutions that drive in-store customer traffic, elevate brand identity, and enhance the shopping experience. EMI serves a diverse, well-established customer base ranging in size from regional brands with several hundred site locations to national and international brands operating thousands of sites. EMI designs and manufactures products from five production facilities across the United States.

“LSI continues to build the premier commercial lighting and retail display solutions business in North America,” stated James A. Clark, President and Chief Executive Officer. “The addition of EMI serves to broaden our product and services capabilities within retail fixtures, displays and food equipment. Consistent with our Fast Forward strategy introduced last year, the acquisition positions us to further capitalize on the ongoing, multi-year investment cycle evident across the grocery, refueling/c-store, and restaurant markets.

“As we bring together our complementary products, services, and technologies, there are significant cross-selling opportunities that enable us to be a single-source provider to more customers throughout North America,” continued Clark. “The combination represents a major step forward in our ability to serve a growing portfolio of national retail chains that value our integrated, solutions-based approach, which emphasizes quality, reliability, and deep technical expertise.”

“EMI has established one of the most respected fixture and equipment brands in our industry,” stated Clark. At LSI, we share EMI’s customer-centric commitment to performance excellence and look forward to leveraging our combined capabilities as we enter the next phase of strategic growth. We are excited to welcome the more than 300 employees and experienced leadership to the LSI team.”

Alan Harvill, President and CEO of EMI Industries, stated, “LSI is an industry leader with a proven record of growth and value creation. We are proud to become the newest part of the LSI team and look forward to unlocking the powerful potential of the combined businesses.”

LSI Industries Acquires EMI Industries

April 18, 2024

Clark concluded, “As outlined within our Fast Forward strategic plan, LSI intends to drive net sales growth by more than 60% between fiscal year 2023 and fiscal year 2028, with approximately half of this growth supported by acquisition-related contributions. Looking ahead, we will continue to develop leading positions within growing, high-value market verticals that expand our capabilities and reach while continuing to scale our solutions-based platform as we drive long-term value creation for our shareholders.”

FINANCIAL AND TRANSACTION OVERVIEW

In the full year calendar 2023, EMI reported total revenue and adjusted EBITDA of approximately $87.0 million and $5.5 million, respectively. Upon closing, the transaction will be immediately accretive to LSI on an adjusted earnings per share basis.

LSI funded the acquisition of EMI utilizing cash and availability under its existing credit facility. At closing, LSI anticipates that its pro-forma ratio of net debt outstanding to trailing twelve-month adjusted EBITDA will be approximately 1.3x. LSI intends to significantly reduce net leverage within the business during the next 24 months, supported by anticipated growth in pro-forma free cash flow from the combined entities.

As part of the transaction, the Company will welcome EMI’s more than 300 employees to LSI, while retaining EMI’s experienced leadership team, including President and CEO Alan Harvill, together with each of its five facilities. Following the closing of the transaction, EMI will remain an independent brand, given its established commercial presence in the market. LSI anticipates EMI will become part of LSI’s display solutions segment on a reporting basis moving forward.

COMPELLING TRANSACTION RATIONALE

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EMI further establishes LSI as a market-leading business of scale within the retail display solutions market. Following the successful acquisition of JSI Store Fixtures in 2021, EMI significantly expands LSI’s presence in the grocery, convenience store and QSR/restaurant verticals. The combined business provides considerable commercial and operational synergies to be realized over the next several years.

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Business combination provides a one-stop, end-to-end integrated solution to LSI customers. The addition of EMI positions LSI to further enhance its unique value proposition with customers across the full continuum of product design, manufacture, installation, and post-sale support. LSI believes its integrated approach will further entrench its value as a trusted partner equipped to support the full project management lifecycle.

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Complementary EMI and LSI customer lists provide for significant commercial synergy potential. While the two companies share specific customers, many do not overlap, representing a significant cross-selling opportunity for LSI. The business combination also expands our capability to attract new customers in existing markets.

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Transaction capitalizes on a multi-year investment cycle within key vertical markets. EMI is one of the largest privately held retail fixture and food equipment companies in the North America, with a diverse base of recurring, long-term customers. LSI believes its acquisition of EMI will position it to further capitalize on the ongoing, multi-year capital investment programs within the convenience store, grocery, and restaurant industries as operators seek to adapt to evolving consumer preferences and behaviors

LSI Industries Acquires EMI Industries

April 18, 2024

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Transaction is immediately accretive to LSI’s adjusted earnings per share. EMI is expected to deliver adjusted earnings per share accretion to LSI upon closing of the transaction, excluding acquisition-related revenue and cost synergies. On a post-synergy basis, LSI believes it will steadily expand EMI’s margin performance in future years, positioning LSI to deliver double-digit EBITDA margin within the legacy EMI business within the first 24 months following the close of the transaction.

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Transaction is consistent with inorganic growth priorities outlined within LSI’s Fast Forward strategy.
LSI’s Fast Forward Strategy seeks to deliver sustained commercial expansion, operational excellence, and disciplined capital allocation, consistent with the Company’s focus on long-term value creation. As outlined within the Fast Forward strategy, LSI remains focused on adding scale and competencies within both new and existing vertical markets. By fiscal year 2028, LSI projects net sales growth of more than 60%, Adjusted EBITDA growth of more than 100% and Adjusted EBITDA margin expansion of approximately 250+ basis points, or 12.5% of net sales, as supported through a balance of organic and inorganic investments.

EMI INDUSTRIES ACQUISITION CONFERENCE CALL

A conference call will be held tomorrow, April 19, 2024, at 11 a.m. ET to review LSI’s acquisition of EMI Industries and conduct a question-and-answer session.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of LSI Industries’ website at www.lsicorp.com. Individuals can also participate by teleconference dial-in. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time to register, download and install any necessary audio software.

Details of the conference call are as follows:

Live Call Dial-In:	877-407-4018

Call Replay:	844-512-2921
Replay ID:	13745502

ABOUT LSI INDUSTRIES

Headquartered in Cincinnati, LSI Industries (NASDAQ: LYTS) specializes in the creation of advanced lighting, graphics, and display solutions. The Company’s American-made products, which include lighting, print graphics, digital graphics, refrigerated, and custom displays, are engineered to elevate brands in competitive markets. With a workforce of 1,600 employees and 11 facilities throughout North America, LSI is dedicated to providing top-quality solutions to its clients. Additional information about LSI is available at www.lsicorp.com.

LSI Industries Acquires EMI Industries

April 18, 2024

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements may be identified by words such as “estimates,” “anticipates,” “encourage,” “projects,” “plans,” “expects,” “can,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” or the negative versions of those words and similar expressions and by the context in which they are used. Such statements, whether expressed or implied, are based upon current expectations of the Company and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements as a result of a variety of risks and uncertainties over which the Company may have no control. These risks and uncertainties include, but are not limited to, risks that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which LSI and EMI operate; uncertainties regarding the ability of LSI and EMI to promptly and effectively integrate their businesses; uncertainties regarding the reaction to the transaction of the companies’ respective customers, employees, and counterparties; and risks relating to the diversion of management time on transaction-related issues. For details on additional risks and uncertainties that may cause our actual results to be materially different than those expressed in our forward-looking statements, visit https://investors.lsicorp.com as well as our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q which contain risk factors. The Company does not undertake and hereby disclaims any duty to update any forward-looking statements to reflect subsequent events or circumstances.

INVESTOR & MEDIA CONTACT

Noel Ryan, IRC

720.778.2415

LYTS@vallumadvisors.com